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                                                                    Exhibit 99.1

NEWS FROM:                                  STEWART & STEVENSON
                                            CORPORATE HEADQUARTERS
            [STEWART & STEVENSON LOGO]      P.O. BOX 1637
                                            HOUSTON, TX  77251-1637

                                   Client:   Stewart & Stevenson Services, Inc.

                                  Contact:   David Stewart, Treasurer
                                             Stewart & Stevenson Services, Inc.
                                             713-868-7700

                                             Ken Dennard / kdennard@easterly.com
FOR IMMEDIATE RELEASE                        Lisa Elliott / lisae@easterly.com
                                             Easterly Investor Relations
                                             713-529-6600


    STEWART & STEVENSON ANNOUNCES FISCAL 2002 FIRST QUARTER EARNINGS
                      RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON - MAY 8, 2002 - Stewart & Stevenson Services, Inc. (NASDAQ: SSSS), today announced plans to release its fiscal 2002 first quarter results on Tuesday, June 4, 2002 at 6:00 a.m. eastern time. In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Tuesday, June 4 at 11:00 a.m. eastern time.

     What:   Stewart & Stevenson First Quarter Earnings Call

     When:   Tuesday, June 4, 2002 - 11:00 a.m. eastern time

      How: Live via phone - By dialing 303-262-2190 and asking for the Stewart & Stevenson call at least 10 minutes prior to the start time - OR live over the Internet by logging on to the web address below

    Where:   HTTP://WWW.SSSS.COM

A telephonic replay of the conference call will be available through Tuesday, June 11, 2002, and may be accessed by dialing 303-590-3000 and using pass code 471068. An audio archive will also be available on the Stewart & Stevenson website at WWW.SSSS.COM shortly after the call and will be accessible for


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approximately 90 days. For more information, please contact Karen Roan at
Easterly Investor Relations at 713-529-6600 or email KAREN@EASTERLY.COM.

      Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine, and transportation. For more information on Stewart & Stevenson visit WWW.SSSS.COM.

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